UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/10/2012

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)
713-359-7000
(Registrant's telephone number, including area code)

Commission File Number:  0-28778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

Tesco Corporation ("TESCO") held its Annual General Meeting of Shareholders (the “Meeting") on May 10, 2012 in accordance with the Notice of Meeting. Set forth below are the matters acted upon by TESCO's shareholders (the “Shareholders") at the Meeting and the final voting results of each proposal.

Proposal One	Election of Directors.

The Shareholders voted to elect nine (9) Director Nominees to hold office until the next annual general meeting or until their successors have been qualified and duly elected or appointed. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non Votes
John U. Clarke	30,572,513	109,843	3,506,681
Fred J. Dyment	28,248,023	2,434,333	3,506,681
Gary L. Kott	28,840,299	1,842,057	3,506,681
R. Vance Milligan Q.C., ICD.D	29,006,228	1,676,128	3,506,681
Julio M. Quintana	30,377,183	305,173	3,506,681
John T. Reynolds	30,570,599	111,757	3,506,681
Norman W. Robertson	28,791,568	1,890,788	3,506,681
Michael W. Sutherlin	28,864,302	1,818,054	3,506,681
Clifton T. Weatherford	30,181,417	500,939	3,506,681

Proposal Two    Appointment of the Independent Auditors.

The Shareholders voted to appoint PricewaterhouseCoopers LLP, as TESCO's independent registered public accounting firm to hold office until the close of the next annual general meeting. The voting results were as follows:

For	Withheld	Broker Non Votes
33,875,778	313,259	—

Proposal Three    Advisory Vote on the 2011 Compensation of Named Executive Officers

On the Advisory Vote for the 2011 Compensation of the Company's Named Executive Officers (the "2011 Executive Compensation"), the Shareholders approved the 2011 Executive Compensation. The voting results were as follows:

For	Against	Abstaining	Broker Non Votes
28,513,783	2,056,994	111,579	3,506,681

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TESCO CORPORATION

Date: May 15, 2012	By:	/s/ Dean Ferris
Dean Ferris, Senior Vice President General Counsel and Corporate Secretary